UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

KID BRANDS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

1800 Valley Road, Wayne, New Jersey 07470
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2011, Kid Brands, Inc. (the "Company") issued a press release announcing that, as a result of the investigation described in Item 8.01 below initiated at the direction of the Company's Board of Directors, and supervised by a Special Committee of three non-management members of the Board, the Company anticipates that it will file a Form 12b-25 with the U.S. Securities and Exchange Commission to extend the due date for the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  In addition, the press release discloses, among other things, certain information concerning the Company's net sales for 2010 and an anticipated accrual for customs duty, and provides certain outlook information for the first quarter of 2011 and fiscal 2011. A copy of the Company's press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the events described in Item 8.01 below, (i) Rick Schaub has been appointed as President of LaJobi, Inc., a subsidiary of the Company ("LaJobi"), in addition to his ongoing role as President of the Company’s Sassy subsidiary, and (ii) effective March 14, 2011, LaJobi’s President (and named executive officer of the Company), Larry Bivona, and its Managing Director of operations, have both been terminated from employment.  A copy of the Company's press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On March 15, 2011, the Company issued a press release related to, among other things, an investigation initiated at the direction of the Board of Directors, and supervised by a Special Committee of three non-management members of the Board, into LaJobi's import customs duty and business and staffing practices in Asia.  A copy of the Company's press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release of Kid Brands, Inc., dated March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2011		KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
		Name:	Marc S. Goldfarb
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kid Brands, Inc., dated March 15, 2011.